SMARTE SOLUTIONS, INC.

March 1, 2002

From: Bala Vishwanath

To: Board of Directors of Smarte Solutions, Inc.

Pursuant to the Executive Employment Agreement between myself and Smarte Solutions, Inc. (Employment Agreement) I request approval of the following business activities outside of my role as President of the Company, as defined in paragraph 1a and other paragraph of the Employment Agreement:

Stock ownership:

I have or may obtain an ownership stake of 5% or more in the following companies:

Elmaq Software Pvt Ltd

Elmaq Software, Inc.

Board Involvement:

I have or may retain a seat on the Board of Directors of the following companies:

Elmaq Software Pvt Ltd

Elmaq Software, Inc.

Business Involvement:

I have or may have a business relationship with the following companies so long as I do not hold a fulltime position and any association does not effect my full time position at Smarte Solutions:

Elmaq Software Pvt Ltd

Elmaq Software, Inc.

We are in agreement that the involvements listed above shall not constitute a breach or violation of the terms of the Executive Employment Agreement so long as such continued participation shall not materially conflict with my performance as an employee of the Company in accordance with the terms and provisions of the SSI Executive Employment agreement.

We hereby agree to the above by our signatures below:

By: /s/ MICHAEL SHAPIRO

By: /s/ MARK ESHELMAN

Michael Shapiro

            Mark Eshelman

CEO/Board Member

Board Member